UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2022

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida	32224
(Address of principal executive offices)	(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LSTR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On June 1, 2022, Landstar System, Inc. (“Landstar” or the “Company”) announced that Federico (“Fred”) L. Pensotti will depart from the Company as Vice President and Chief Financial Officer, effective July 1, 2022, to pursue another professional opportunity. Mr. Pensotti has served as principal financial officer and principal accounting officer of the Company. In connection with his departure, Mr. Pensotti will receive the separation benefits payable under and in accordance with the letter agreement between the Company and Mr. Pensotti, dated May 20, 2021, which was included as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed on July 30, 2021.

(c) Also on June 1, 2022, the Company announced the promotion of James P. Todd to Vice President and Chief Financial Officer of the Company, effective July 1, 2022. Mr. Todd was also appointed the Company’s principal financial officer and principal accounting officer by Landstar’s Board of Directors in connection with his promotion. Mr. Todd, 35, has served as Vice President and Corporate Controller of Landstar System Holdings, Inc. since February 2015. Mr. Todd served as Director and Assistant Corporate Controller of Landstar System Holdings, Inc. from October 2013 to January 2015. He also served as principal accounting officer of the Company from November 2020 to May 2021. In connection with his promotion, Mr. Todd’s annual salary will increase to $340,000 and he will be eligible for an annual bonus under the Company’s Executive Incentive Compensation Plan with a “threshold” target bonus percentage of 50% of his annual base salary.

The Company will also enter into an Indemnification Agreement with Mr. Todd, a form of which was filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2021, and a Key Executive Employment Protection Agreement (“KEEPA”) with Mr. Todd, a form of which was filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2021. Under the KEEPA, which provides certain severance benefits in the event of a change in control of the Company, (i) if on or before the second anniversary of a “change in control” (x) the Company terminates Mr. Todd’s employment for any reason other than for “cause” or “disability” or (y) Mr. Todd voluntarily terminates his employment for “good reason” or (ii) if Mr. Todd’s employment is terminated by the Company for any reason other than death, “disability” or “cause” or by Mr. Todd for “good reason” after the execution of a definitive agreement with respect to a change in control transaction but prior to the consummation thereof, and the transaction contemplated by such definitive agreement is subsequently consummated, Mr. Todd will be entitled to severance benefits consisting of a lump sum cash amount equal to two times the sum of (A) his annual base salary and (B) his “threshold” target annual bonus amount for the year in which the change in control occurs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: June 1, 2022	By:	/s/ James B. Gattoni
Name: James B. Gattoni
Title: President and Chief Executive Officer